Exhibit 99.3

Elmet Technologies, Inc.

1560 Lisbon Street

Lewiston, ME  04240

January 10, 2008

Harbor Acquisition Corporation

400 Crown Colony Drive, Suite 104

Quincy, MA  02169

Attn:  Robert J. Hanks

Re:                               Stock Purchase Agreement dated as of October 17, 2006, as amended (the “Stock Purchase Agreement”), by and among Elmet Technologies, Inc. (“Elmet”), the stockholders of Elmet and Harbor Acquisition Corporation (“Harbor”)

Gentlemen:

This letter is to inform you that although Elmet and/or the Stockholders’ Representative would have the right to terminate the Stock Purchase Agreement pursuant to Section 8.1(d) thereof beginning on January 9, 2008 because the proposed acquisition was not completed prior to that date, Elmet and the Stockholders’ Representative hereby commit to Harbor that neither will terminate the Stock Purchase Agreement under Section 8.1(d) thereof prior to January 24, 2008.

Notwithstanding the immediately preceding sentence, Elmet and the Stockholders’ Representative hereby further commit to Harbor that neither will terminate the Stock Purchase Agreement under Section 8.1(d) thereof prior to February 1, 2008, provided that Harbor has received the Harbor Stockholder Approval on or prior to January 23, 2008 in accordance with Section 6.1(f) of the Stock Purchase Agreement and holders of not more than 19.99% of the shares of Harbor Common Stock issued in Harbor’s initial public offering of securities and outstanding immediately before the Closing shall have exercised their right to convert their shares into a pro rata share of the Trust Fund in accordance with Section 6.1(g) of the Stock Purchase Agreement.

Capitalized terms not defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement.

[Remainder of Page Intentionally Left Blank]

Thank you,

ELMET TECHNOLOGIES, INC.

By:	/s/ Jack Jensen
Jack Jensen, CEO

STOCKHOLDERS REPRESENTATIVE,
on behalf of the Elmet Stockholders

By:	/s/ Knute C. Albrecht
Knute C. Albrecht, Attorney-in-Fact